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                                                                  EXHIBIT 16
                                                                  Grant Thornton


July 16, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

RE:United Bancorp, Inc.
   File No. 0-16540


Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of United Bancorp, Inc. to be filed on or about July 16, 2007 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton, LLP
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Grant Thornton, LLP